UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2010

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2010, Taylor Capital Group, Inc. (the "Company") issued a press release announcing the appointment of Mark A. Hoppe, age 56, as the Company's Chief Executive Officer effective March 31, 2010. Mr. Hoppe had previously been appointed as the Company's President and the President and Chief Executive Officer of its wholly-owned subsidiary Cole Taylor Bank on February 4, 2008 and has been a member of our Executive Committee since the committee's formation in September 2008. Mr. Hoppe will fill the position of Chief Executive Officer of the Company formerly held by Bruce W. Taylor, who continues to serve as the Chairman of the Board of Directors of the Company and member of its Executive Committee.

Prior to joining the Company, Mr. Hoppe served in a variety of different management positions since 1981 with LaSalle Bank, N.A., a bank headquartered in Chicago, Illinois, including as its Executive Vice President from 1994 to 2001. He also served as an Executive Vice President of LaSalle Bank Midwest, N.A., a wholly-owned subsidiary bank of LaSalle Bank headquartered in Troy, Michigan, from 2001 to 2005, and as its Chief Executive Officer from 2005 to 2007. Mr. Hoppe also served as the Vice Chairman of LaSalle National Leasing Corporation, a full-service leasing company based in Towson, Maryland, that specializes in equipment financing solutions for commercial companies and municipalities, from its inception in 1996 to 2007.

A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Taylor Capital Group, Inc., dated March 31, 2010, announcing the appointment of Mark A. Hoppe as Chief Executive Officer of Taylor Capital Group, Inc.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2010

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Steven H. Shapiro
Steven H. Shapiro
General Counsel/Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibits
99.1	Press Release issued by Taylor Capital Group, Inc., dated March 31, 2010, announcing the appointment of Mark A. Hoppe as Chief Executive Officer of Taylor Capital Group, Inc.